---------------
EXHIBIT 10.69
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AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF REORGANIZATION

This shall constitute Amendment No. 1 to that certain Agreement and Plan of Reorganization (the "Agreement"), dated as of October 26, 1999, by and among, USURF America, Inc., a Nevada corporation ("Parent"), CyberHighway, Inc., an Idaho corporation wholly owned by Parent ("Acquiror"), The Spinning Wheel, Inc., d/b/a CyberHighway of Bear River Valley, an Idaho corporation ("Target"), and Diggs W. Lewis, Jr., the controlling shareholder of Target ("Lewis"), pursuant to which Target is to merge with and into Acquiror.

	The Agreement is hereby amended, as follows:

	A.	Section 1.6(b) of the Agreement is hereby deleted in its entirety and replaced by the following:

		"(b)  each share of Target Common Stock which is outstanding immediately prior to the Effective Time, other than those shares of Target Common Stock cancelled as set forth in subsection (a) hereof, shall be converted into the right to receive 604.95 shares of the $.0001 par value per share common stock of Parent (the "Parent Common Stock"), a total of 81,063 shares of
Parent Common Stock; and"

	B.	New Section 2.4A shall be added to the Agreement, as follows:

		2.4A	Pledge Agreement; Promissory Note.  Prior to or at the Closing,
Parent, Acquiror and Lewis shall execute a pledge agreement (the "Pledge
Agreement") substantially in the form attached to this Amendment No. 1 as
Exhibit "A".

		Prior to or at the Closing, Lewis shall execute and deliver a promissory note (the "Promissory Note"), face amount $11,299.00, in favor of Acquiror, substantially in the form attached to this Amendment No. 1 as Exhibit "B".

	C.	Section 7.2(a) of the Agreement is hereby deleted in its entirety and replaced by the following:

		"(a)  Customers of Target.  The actual number of (i) dial-up customers of
Target who shall be current in their accounts as of the last billing date
30 days prior to the Closing Date shall equal or exceed 640 customers; and
(ii) frame relay customers and dedicated line customers who shall be current in their accounts as of the last billing date immediately preceding the Closing shall equal or exceed 6 customers.  For purposes of this
Section 7.2(a), "customers" shall mean actually subscribed and paying customers and shall exclude customers obtained through free promotions, free bases or any other manner not requiring payment for services."

	D.	New Section 7.2(m) shall be added to the Agreement, as follows:

		(m) Pledge Agreement; Promissory Note.  Parent, Acquiror and Lewis shall have executed the Pledge Agreement and Lewis shall have executed and delivered the Promissory Note.

	E.	New Section 7.2(n) shall be added to the Agreement, as follows:

		(n) Funds Delivery.  Lewis shall have delivered a check in the amount of
$5,000, payable to Acquiror.

	F.	Section 10.3 of the Agreement is hereby deleted in its entirety and replaced by the following:

		"Section 10.3.  Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

	(a)    If to Parent or Acquiror:      USURF America, Inc.
                                             8748 Quarters Lake Road
                                             Baton Rouge, Louisiana 70809

              with copies to:                Newlan & Newlan, Attorneys at Law
                                             819 Office Park Circle
                                             Lewisville, Texas 75057

	(b)    if to Target or Lewis:         Diggs W. Lewis, Jr.
                                             The Spinning Wheel, Inc.
                                             P.O. Box 3301
                                             Alpine, Wyoming 83128

		with copies to:                Gregory P. Meacham, Esquire
				                  McGrath, Meacham, Decker & Smith
				                  414 Shoup
                                             Idaho Falls, Idaho 83405"

	In all other respects, the Agreement is ratified and affirmed.

                                 USURF AMERICA, INC.
ATTEST:

                                 By: /s/ David M. Loflin
/s/ Waddell D. Loflin                David M. Loflin, President
Waddell D. Loflin
Secretary
                                 Dated: February 1, 2000

                                 CYBERHIGHWAY, INC.
ATTEST:

                                 By: /s/ Darrell Davis
/s/ David M. Loflin                  Darrell Davis, President
David M. Loflin
Secretary
                                 Dated: February 1, 2000

                                 THE SPINNING WHEEL, INC.
ATTEST:                          d/b/a CyberHighway of Bear River Valley


                                 By: /s/ Bridgett Stewart
/s/                                  Bridgett Stewart, President
Secretary
                                 Dated: February 1, 2000

/s/ Diggs W. Lewis, Jr.
Diggs W. Lewis, Jr., individually

Dated: February 1, 2000



AGREEMENT AND PLAN OF REORGANIZATION

	AGREEMENT AND PLAN OF REORGANIZATION, dated as of October 26, 1999 (the "Agreement"), among USURF America, Inc., a Nevada corporation ("Parent"), CyberHighway, Inc., an Idaho corporation wholly owned by Parent
("Acquiror"), The Spinning Wheel, Inc., d/b/a CyberHighway of Bear River Valley, an Idaho corporation ("Target") (Acquiror and Target being hereinafter collectively referred to as the "Constituent Corporations"), and Diggs W. Lewis, Jr. ("Lewis"), the controlling shareholder of Target, executing this Agreement.

	WHEREAS, the Boards of Directors of Parent, Acquiror and Target have approved the acquisition of Target by Parent;

	WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Acquiror and Target have each approved the merger of Target into Acquiror (the "Merger"), pursuant to an Agreement of Merger in the form attached hereto as Exhibit "A" (the "Merger Agreement"), and the transactions contemplated hereby, in accordance with the applicable provisions of the statutes of the States of Nevada and Idaho and upon the terms and subject to the conditions set forth herein; and

	WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization with the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the
"Code"); and

	WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto; and

	NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquiror, Target and Lewis hereby agree as follows:

ARTICLE I.  THE MERGER

	Section 1.1. The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the Merger Agreement, Target shall be merged with and into Acquiror, the separate corporate existence of Target shall cease and Acquiror shall continue as the surviving corporation, in accordance with the applicable provisions of the Idaho Business Corporation Act (the "Idaho Law").
Acquiror, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation".

	Section 1.2. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, and provided that this Agreement has not been terminated or abandoned pursuant to Article IX, the Constituent Corporations shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the office of the Secretary of State of the State of Idaho, in such form as required by, and executed in accordance with, the relevant provisions of the Idaho Law. Subject to, and in accordance with, the Idaho Law, the Merger will become effective at the date and time the Certificate of Merger is filed with the office of the Secretary of State of the State of Idaho or such later time or date as may be specified in the Certificate of Merger (the "Effective Time"). Each of the parties shall use its best efforts to cause the Merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions specified in Article VII hereof.

	Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Idaho
Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

	Section 1.4. Articles of Incorporation; Bylaws. (a) At the Effective Time, the Articles of Incorporation of Acquiror, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

	(b)	The Bylaws of Acquiror, as in effect immediately prior to the
Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

	Section 1.5. Directors and Officers. The directors of Acquiror immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Acquiror immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

	Section 1.6.  Conversion of Securities.   At the Effective Time, by virtue
of the Merger and without any action on the part of Acquiror, the following shall occur:

	(a)	each share of common stock of Target (the "Target Common Stock") held in the treasury of Target and each such share of Target Common Stock owned by Acquiror, Parent or any direct or indirect wholly-owned subsidiary of
Parent or of Target immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

	(b)	each share of Target Common Stock which is outstanding immediately prior to the Effective Time, other than those shares of Target Common Stock cancelled as set forth in subsection (a) hereof, shall be converted into the right to receive 900 shares of the $.0001 par value per share common stock of Parent (the "Parent Common Stock"), a total of 90,000 shares of Parent Common Stock; and

	(c)	the common stock, no par value per share, of Acquiror issued and outstanding immediately prior to the Effective Time shall remain validly issued, fully paid and non-assessable common stock of the Surviving
Corporation.

	Section 1.7. Surrender of and Exchange of Target Common Stock. (a) As soon as practicable after the Effective Time, the stock certificates representing Target Common Stock issued and outstanding at the Effective
Time shall be surrendered for exchange to the Surviving Corporation. Until so surrendered for exchange, each such stock certificate nominally representing Target Common Stock shall be deemed for all purposes (except for payment of dividends thereon or redemption thereof) to evidence the ownership of the number of shares of Parent Common Stock that the holder would be entitled to receive upon surrender thereof to the Surviving Corporation.

	(b)	No redemption with respect to Parent Common Stock shall be made with respect to any unsurrendered certificates representing shares of Target
Common Stock with respect to which the shares of Parent Common Stock are to have been issued in the Merger, until such certificates shall be surrendered as provided herein.

	(c)	All rights to receive the Merger Consideration into which shares of
Target Common Stock shall have been converted pursuant to this Article I shall be deemed to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to such shares of Target Common Stock.

	1.8. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place (a) at the offices of Target at 3:00 p.m., local time, on the earlier of (i) November 30, 1999, and (ii) the third business day immediately following the date on which the last of the conditions set forth in Article VII is fulfilled or waived, or
(b) at such other time and place and on such other date as Parent and Target shall agree (the "Closing Date").

ARTICLE II.  FURTHER AGREEMENTS

	Section 2.1. Non-Competition Agreement - Lewis. Prior to or at the Closing, Parent and Lewis shall execute a non-competition agreement (the "Lewis Agreement Not to Compete") substantially in the form attached hereto as Exhibit "B".

	Section 2.2. Confidentiality Agreement - Lewis. Prior to or at the Closing, Parent and Lewis shall execute a confidentiality agreement (the "Lewis Confidentiality Agreement") substantially in the form attached hereto as Exhibit "C".

	Section 2.3. Continuity of Interest Agreement. Prior to or at the Closing, Parent, Acquiror and Lewis shall execute a continuity of interest agreement (the "Continuity of Interest Agreement") substantially in the form attached hereto as Exhibit "D".

	Section 2.4. Registration Rights Letter Agreements. Prior to or at the Closing, Parent shall deliver to the holders of shares of Parent Common
Stock received hereunder a registration rights letter agreement (the "Registration Agreement") substantially in the form attached hereto as Exhibit "E".

	Section 2.5. Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, each of Parent, Acquiror and Target shall, and shall cause their respective subsidiaries, affiliates, officers, directors, employees, auditors and agents to, afford the officers, employees and agents of one another complete access at all reasonable times to one another's officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish one another with all financial, operating and other data and information as each, through its officers, employees or agents, may reasonably request; provided, however, that no party shall be required to provide access or furnish information which it is prohibited by law or contract to provide or furnish.

	(b)	Each of Parent, Acquiror and Target shall, and shall cause their respective affiliates and their respective officers, directors, employees and agents, to hold in strict confidence all data and information obtained by them from one another or their respective subsidiaries, affiliates, directors, officers, employees and agents (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure or such information is required by law) and shall insure that such officers, directors, employees and agents do not disclose such information to others without the prior written consent of Parent, Acquiror or Target, as the case may be.

	(c)	In the event of the termination of this Agreement, Parent, Acquiror and Target shall, and shall cause their respective affiliates, officers, directors, employees and agents to, (i) return promptly every document furnished to them by one another or any of their respective subsidiaries, affiliates, officers, directors, employees and agents in connection with the transactions contemplated hereby and any copies thereof, and (ii) shall cause others to whom such documents may have been furnished promptly to return such documents and any copies thereof any of them may have made.

	(d)	No investigation pursuant to this Section II shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

	Section 2.6. Notification of Certain Matters. Target shall give prompt notice to Parent, and Parent shall give prompt notice to Target, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any failure of Target, Parent or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Article II shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

	Section 2.7. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

	Section 2.8. Public Announcements. Parent shall have the exclusive right to issue a press release or otherwise make any public statements with respect to the Merger.

	Section 2.9. Registration Rights. The holders of Parent Common Stock received hereunder shall have the registration rights with respect to their respective shares of Parent Common Stock as are set forth in the Registration Agreement.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUIROR

	Parent and Acquiror hereby, jointly and severally, represent and warrant to Target that, except as set forth in the Disclosure Schedule delivered prior to the date which is three days prior to the Closing Date by Parent and Acquiror to Target (the "Parent Disclosure Schedule"):

	Section 3.1. Organization and Qualification; Subsidiaries. Each of Parent and Acquiror and each of Parent's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Neither Parent nor any subsidiary has received any notice of proceedings relating to revocation or modification of any such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals or orders. The term "Material Adverse Effect", as used herein, means any change in or effect on the business of Parent or any of its Acquirors or other subsiaries that is or is reasonably likely to be materially adverse to the business operations, properties (including intangible properties), prospects, condition (financial or otherwise), assets or subsidiaries, taken as a whole. Parent has four wholly-owned subsidiaries: (a) USURF America (Alabama), Inc., an Alabama corporation; (b) Santa Fe Wireless Internet, Inc., a New Mexico corporation; (c) USURF America (Utah), Inc., a Utah corporation; and (d) CyberHighway, Inc., an Idaho corporation.

	Section 3.2. Articles of Incorporation and Bylaws. Parent shall, as part of the Parent Disclosure Schedule, furnish to Target a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of Parent and Acquiror. Such Articles of Incorporation and Bylaws are in full force and effect.

	Section 3.3. Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, $.0001 par value per share. As of the date hereof, (a) 12,303,177 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and (b) no shares of Parent Common Stock are held in the treasury of Parent or by subsidiaries of Parent. Approximately 2,400,000 shares of Parent Common Stock are reserved for future issuance under certain contracts, all as described in the Parent Disclosure Schedule.
Each of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and non-assessable and such shares owned by Parent are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on Parent's voting rights, charges or other encumbrances of any nature whatsoever.

	Section 3.4. Authority Relative to this Agreement. Each of Parent and Acquiror has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Acquiror and the consummation by Parent and Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Acquiror other than filing and recordation of appropriate merger documents as required by the Idaho Law. This Agreement has been duly executed and delivered by Parent and Acquiror and, assuming the due authorization, execution and delivery by Target, constitutes a legal, valid and binding obligation of each such corporation.

	Section 3.5. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Acquiror do not, and the performance of this Agreement by Parent and Acquiror shall not, (i) conflict with or violate either the Articles of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Acquiror, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Acquiror or by which either of them or their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Acquiror pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Acquiror is a party or by which Parent or Acquiror or any of their respective properties is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

	(b)	The execution and delivery of this Agreement by Parent and Acquiror does not, and the performance of this Agreement by Parent and Acquiror shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for applicable requirements of the Securities
Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") and State securities laws ("Blue Sky Laws").

	Section 3.6. Compliance. Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (a) its Articles of Incorporation or Bylaws or equivalent organizational documents, (b) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, including, without limitation, health and safety, environmental, civil rights laws and regulations and zoning ordinances and building codes, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, easement, consent, order or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

	Section 3.7. SEC Filings; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed with the SEC and has heretofore delivered to Target, in the form filed with the SEC, (i) its Annual Report on Form 10KSB for the year ended December 31, 1998; (ii) its Quarterly Report on Form 10-QSB for the period ended June 30, 1999, (iii) all other reports or registration statements filed by Parent with the SEC since June 30, 1999, and (iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC since June
30, 1999 (collectively, the "Parent SEC Reports").  The Parent SEC Reports
(x) were, and will be, prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (y) did not, and will not, at the time they were, or will be, filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

	(b)	Each consolidated financial statement (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been, and will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved
(except as may be indicated in the notes thereto) and each fairly presents, and will present, the financial position of Parent and its subsidiaries as at the respective dates thereof and the results of its operations and changes in financial position for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

	(c)	Except as and to the extent set forth on the consolidated balance sheet of Parent and its subsidiaries as at June 30, 1999, including the notes thereto (the "1999 Balance Sheet"), neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since June 30, 1999, which would not, individually or in the aggregate, have a Material Adverse Effect.

	(d)	Parent has heretofore furnished to Target a complete and correct copy of any amendments or modifications, which have not yet been filed with the
SEC, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the
Exchange Act.

	Section 3.8. Absence of Litigation. Except as disclosed in the Parent Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would have a Material
Adverse Effect. As of the date hereof, neither Parent nor any of its subsidiaries nor any of their properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material
Adverse Effect.

	Section 3.9. Absence of Certain Changes or Events. Since June 30, 1999, except as contemplated or permitted by this Agreement or disclosed in Parent SEC Reports filed since that date and through the date hereof, Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any change in the financial condition, results of operations, business or prospects of Parent or any of its subsidiaries having a Material Adverse Effect, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Parent or any of its subsidiaries having a Material Adverse Effect, (c) any material change by Parent in its accounting methods, principles or practices, (d) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of inventory or any notes, accounts receivable or other investments which would, individually or in the aggregate, exceed five percent of the total assets of Parent and its subsidiaries as reflected on the consolidated balance sheets in Parent's
Annual Report on Form 10-KSB for the period ended December 31, 1998, and Quarterly Report on Form 10-QSB for the period ended June 30, 1999; (e) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Parent Common Stock or any redemption, purchase or other acquisition of any of its securities; (f) any change in the Federal Communications Commission rules, regulations and orders affecting the business of Parent or any of its subsidiaries which shall have a Material
Adverse Effect; or (g) any change in the status of any litigation, claims, actions, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries, which, as a result of such change, will have a Material Adverse Effect.

	Section 3.10. Environmental Matters. To the best of Parent's knowledge, there are no environmental liabilities (whether accrued, absolute, contingent or otherwise) of Parent or any subsidiary.

	Section 3.11. Labor Matters. Except as set forth in the Parent Disclosure Schedule, (a) there are no controversies pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have a Material Adverse Effect; (b) neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries nor does Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; (c) neither Parent nor any of its subsidiaries has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against any such parties under any such agreement or contract; (d) there are no unfair labor practice complaints pending against Parent or any of its subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of Parent or any of its subsidiaries; and (e) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries.

	Section 3.12. Contracts. Except as described in the Parent Disclosure Schedule, all material contracts and arrangements to which Parent or any subsidiary is a party, or by which it is bound, are in full force and effect and there has been no notice of termination or threatened termination with respect to any such contracts and arrangements, whether or not termination is permitted by the terms thereof, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a breach or default under any such contract or arrangement, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained.

	Section 3.13. Title to Properties. Parent has, and at the Effective Time will have, good and marketable title to the equipment and other property shown as assets on its records and books of account as of June 30, 1999, free and clear of all liens, encumbrances and charges, except as reflected in the such records and books of account and in the 1999 Balance Sheet.

	Section 3.14. Patents. To the best knowledge of Parent, Parent or its subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, inventions, designs, processes, formulae and other proprietary information used or held for use in connection with the business of Parent or any of its subsidiaries as currently being, or proposed to be, conducted and is unaware of any assertions or claims challenging the validity of any of the foregoing which would have a Material Adverse Effect. The conduct of the business of Parent and its subsidiaries as now conducted or proposed to be conducted does not and will not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way which would have a Material Adverse Effect. No material infringement of any proprietary right owned by or licensed by or to Parent or any of its subsidiaries is known to Parent which would have a Material Adverse Effect.

	Section 3.15. Taxes. Parent and its subsidiaries have filed all federal and state tax returns and reports and, to the best of Parent's knowledge, all state, local and foreign tax returns and reports required to be filed by them and have paid and discharged all taxes, including sales and use tax, shown as due thereon and have paid all applicable state and local ad valorem taxes as are due, except such as are being contested in good faith by appropriate proceedings and except for such filings, payments or other occurrences which would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Parent's knowledge, threatening to assert against parent or any of its subsidiaries any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither Parent nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax.

	Section 3.16. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Acquiror.

	Section 3.17. Full Disclosure. No statement contained in any document, certificate or other writing furnished or to be furnished by Parent or Acquiror to Target pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was or may be made, in order to make the statements herein or therein not misleading.

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF TARGET

	Target and Lewis, and each of them, hereby, jointly and severally, represent and warrant to Parent and Acquiror that, except as set forth in the Disclosure Schedule delivered prior to the date which is three days prior to the Closing Date by Target to Parent (the "Target Disclosure Schedule"):

	Section 4.1. Organization and Qualification; Subsidiaries. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Target has not received any notice of proceedings relating to the revocation or modification of any such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals or orders. The term "Material Adverse Effect" as used in this Article IV, means any change in or effect on the business of Target that is or is reasonably likely to be materially adverse to the business, operations, properties (including intangible properties), prospects, condition (financial or otherwise), assets or liabilities of Target taken as a whole. Target has no subsidiaries.

	Section 4.2. Articles of Incorporation and Bylaws. Target shall, as part of the Target Disclosure Schedule, furnish to Parent a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of Target. Such Articles of Incorporation and Bylaws are in full force and effect.

	Section 4.3. Capitalization. The authorized capital stock of Target consists of 100 shares of Target Common Stock, with no par value. As of the date hereof, (a) 100 shares of Target Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and (b) no shares of Target Common Stock are held in the treasury of Target or by any subsidiary of Target. Except as set forth in the Target Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Target or obligating Target to issue or sell any shares of capital stock of, or other equity interests in, Target. All shares of Target Common Stock subject to issuance shall be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Target to repurchase, redeem or otherwise acquire any shares of Target Common Stock.

	Section 4.4. Authority Relative to this Agreement. Target has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Target and the consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target subject to the approval of the Merger and adoption of this Agreement by its shareholders in accordance with the Idaho Law. This Agreement has been duly executed and delivered by Target and, assuming the due authorization, execution and delivery by Parent and Acquiror, constitutes a legal, valid and binding obligation of Target.

	Section 4.5. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Target, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Target or by which its properties are bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Target pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target is a party or by which Target or its properties are bound or affected, except for such breaches, defaults or other occurrences which would not, individually or in the aggregate have a Material Adverse Effect.

	(b)	The execution and delivery of this Agreement by Target does not, and the performance of this Agreement shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

	Section 4.6. Compliance. Target is not in conflict with, or in default or violation of, (a) its Articles of Incorporation or Bylaws or equivalent organizational documents, (b) any law, rule, regulation, order, judgment or decree applicable to Target or by which its properties are bound or affected, including, without limitation, health and safety, environmental and civil rights laws and regulations and zoning ordinances and building codes, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, easement, consent, order or other instrument or obligation to which Target is a party or by which Target or its properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

	Section 4.7. Financial Statements. Target has delivered to Parent and Acquiror copies of the its unaudited financial statements for the years ended December 31, 1998, 1997 and 1996, and a statement of operations and balance sheet as at September 30, 1999. All of such statements are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as indicated in the notes thereto. Each of such balance sheets presents a true and complete statement, as of its date, of the financial condition and assets and liabilities of Target. Except to the extent reflected or reserved against therein (including the notes thereto), Target did not have, as of the date thereof, any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet or notes thereto, prepared in accordance with generally accepted accounting principles. Each of such statements of operations presents a true and complete statement of the results of operations of Target.

	Section 4.8. Bank Account Statements. Target has delivered to Parent and Acquiror copies of its bank account statements, for each of its bank accounts, for the months of January, February, March, April, May, June,
July, August and September 1999. All of such statements are true and complete and reflect all revenues received and all expenses incurred by Target in its business; except as disclosed in the Target Disclosure
Schedule, no such statement reflects revenues or expenses from any other source.

	Section 4.9. Absence of Certain Changes or Events. Since September 30, 1999, except as contemplated by this Agreement or disclosed in the Target Disclosure Schedule, Target has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any change in the financial condition, results of operations, business or prospects of Target having a Material Adverse
Effect, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Target having a Material Adverse Effect, (c) any material change by Target in its accounting methods, principles or practices, (d) any revaluation by Target of any of its assets, including, without limitation, writing down the value of inventory or any notes, accounts receivable or other investments which would, individually or in the aggregate, exceed five percent of the total assets of Target as reflected on the financial statements for the period ended September 30, 1999, or (e) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Target Common Stock or any redemption, purchase or other acquisition of any of its securities, except in the ordinary course of business consistent with past practice.

	Section 4.10. Absence of Litigation. Except as disclosed in Target Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Target, threatened against Target, or any properties or rights of Target, before any court, arbitrator, or administrative, governmental or regulatory authority or body, that, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, neither Target nor its properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse Effect.

	Section 4.11. Labor Matters. Except as set forth in the Target Disclosure Schedule, (a) there are no controversies pending or, to the knowledge of Target, threatened, between Target and any of its employees, which controversies have a Material Adverse Effect; and (b) Target is not a party to any collective bargaining agreement or other labor union contract.

	Section 4.12. Contracts. The Target Disclosure Schedule lists or describes all contracts, authorizations, approvals or arrangements to which Target is a party, or by which it is bound, as of the date hereof, and which (a) obligates or may obligate Target to pay more than $500; or (b) are financing documents, loan agreements or agreements providing for the guarantee of the obligations of any party in each case involving an obligation in excess of $1,000.

	Section 4.13. Title to Property and Leases. (a) Each asset owned or leased by Target is owned or leased free and clear of any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind.

	(b)	All leases of real property leased for the use or benefit of Target to which Target is a party, and all amendments and modifications thereof are in full force and effect and have not been modified or amended and there exists no material default under the leases by Target, nor any event which, with the giving of notice or lapse of time, or both, would constitute a material default thereunder by Target.

	(c)	A statement describing all assets and liabilities of Target is included in the Target Disclosure Schedule.

	Section 4.14. Insurance. All material properties and risks of Target are covered by valid and currently effective insurance policies issued in favor of Target, in such amounts and against such risks and losses as are customary in their locales of operation for companies operating similar businesses and operations, and Target is included as an insured party under such policies, with full rights as a loss payee. Copies of all such insurance policies shall be included in the Target Disclosure Schedule.

	Section 4.15. Taxes. Target has filed all federal and state tax returns and reports and, to the best of Target's knowledge, all state, local and foreign tax returns and reports required to be filed have been filed and Target has paid and discharged all taxes, including sales and use taxes, shown as due thereon and has paid all applicable state and local ad valorem taxes as are due, except such as are being contested in good faith by appropriate proceedings and except for such filings, payments or other occurrences which would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Target's knowledge, threatening to assert against Target any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Target has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax.

	Section 4.16. Full Disclosure. No statement contained in any document, certificate or other writing furnished or to be furnished by Target or Lewis to Parent and Acquiror pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was or may be made, in order to make the statements herein or therein not misleading.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF LEWIS

	Lewis hereby represents and warrants to Parent and Acquiror that:

	Section 5.1. No Legal Disability. Lewis is under no legal disability with respect to entering into this Agreement.

	Section 5.2. Receipt of Disclosure. Lewis hereby represents and warrants that he has received and reviewed all of the information concerning Parent required to be delivered by Parent hereunder. With respect to such information, Lewis further represents and warrants that he has had an opportunity to ask questions of, and to receive answers from, the officers of Parent.

	Section 5.3. Representations Relating to Parent Common Stock. Lewis represents and warrants to Parent that the shares of Parent Common Stock he is acquiring pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

	Section 5.4. Consent to Legend. Lewis consents to the placement of a legend restricting future transfer on the share certificates representing the Parent Common Stock delivered hereunder, which legend shall be in the following, or similar, form:

	"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED
WITHOUT REGISTRATION EXCEPT IN TRANSACTIONS EXEMPT FROM SUCH REGISTRATION."

ARTICLE VI.  CONDUCT OF BUSINESS PENDING THE MERGER

	Section 6.1. Conduct of Business by Target Pending the Merger. Target covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the business of Target shall be conducted only in, and Target shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Target shall use its best efforts to preserve substantially intact the business organization of Target, to keep available the services of the present officers, employees and consultants of Target and to preserve the present relationships of Target with customers, suppliers and other persons with which Target has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, Target shall not, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld:

	(a)	 amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

	(b)	issue, sell, pledge, dispose of, encumber or authorize the issuance, sale, pledge, disposition or encumbrance of (i) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of Target or (ii) any assets of Target or any other material assets of Target other than in the ordinary course of business consistent with past practices;

	(c)	 declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

	(d)	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

	(e)	(i)  acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guaranty or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) authorize any single capital expenditure which is in excess of $1,000 or capital expenditures which are, in the aggregate, in excess of $3,000 for Target; or (iv) enter into or amend any contract, agreement, commitment or arrangement to any of the effects set forth in this paragraph (e) of Section 6.1;

	(f)	increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of
Target who are not officers of Target in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of Target, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

	(g)	take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payments of accounts payable and collection of accounts receivable);

	(h)	settle or compromise any material federal, state, local or foreign income tax liability; or

	(i)	pay, discharge, compromise or consent to any arrangements concerning or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, compromise, settlement, arrangement or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of
Target or incurred in the ordinary course of business and consistent with past practice.

	Section 6.2. Conduct of Business by Parent and Acquiror Pending the Merger. Parent and Acquiror covenant and agree that, between the date of this Agreement and the Effective Time, Parent shall not sell or otherwise dispose of all or substantially all of its assets.

	Section 6.3. Approval of Shareholders. Target shall secure the written consent of all of the shareholders of Target to this Agreement, the Merger Agreement and the Merger.

	Section 6.4. Securities Law Compliance. Parent shall take any action required to be taken under applicable Federal and/or state securities laws applicable to (a) the Merger and (b) the issuance of Parent Common Stock pursuant to the Merger. Parent shall promptly deliver to Target copies of any filings made by Parent and/or Acquiror pursuant to this Section 6.4.

	Section 6.5. Third Party Consents. Each party to this Agreement shall use its best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including, without limitation, any permits, authorizations, consents, waivers and approvals required in connection with the Merger.

ARTICLE VII.  CONDITIONS OF MERGER

	Section 7.1. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment of all of the following conditions precedent at or prior to the Effective Time:

	(a)	Shareholder Approval.  This Agreement shall have been approved and adopted by the shareholder of Target.

	(b)	No Order.  No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the conversion of Target Common Stock into the Merger
Consideration illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

	(c)	No Challenge.  There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any other person challenging, or seeking material damages in connection with the conversion of Target Common Stock into the
Merger Consideration pursuant to the Merger or otherwise materially adversely affecting the business, assets, prospects, financial condition or results of operations of Target, Acquiror, Parent or any of their respective subsidiaries or affiliates.

	(d)	Tax Opinions.  Target and Lewis shall receive an opinion of Gregory
Meacham, Esquire, to the effect that under the provisions of United States federal income tax laws, rules and regulations, provided that the Merger qualifies as a statutory merger under the applicable laws of the State of
Idaho, it will be a reorganization within the meaning of Sections
368(a)(1)(A) and 368(a)(2)(D) of the Code and that, with respect to the
Parent Common Stock to be issued to the shareholders in the Merger, the exchange provided for in Section 1.7 will not result in current income to
Target or Lewis.

	Section 7.2. Additional Conditions to Obligations of Parent and Acquiror. The obligations of Parent and Acquiror to effect the Merger are also subject to the fulfillment of all of the following conditions precedent at or prior to the Effective Time:

	(a)	Customers of Target.  The actual number of (i) dial-up customers of
Target who shall be current in their accounts as of the last billing date
30 days prior to the Closing Date shall equal or exceed 725 customers;  and
(ii) wireless-access customers of Target who shall be current in their accounts as of the last billing date immediately preceding the Closing Date shall equal or exceed 5 customers.  For purposes of this Section 7.2(a),
"customers" shall mean actually subscribed and paying customers and shall exclude customers obtained through free promotions, free bases or any other manner not requiring payment for services.

	(b)	Representations and Warranties.  The representations and warranties of
Target and Lewis contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and Parent and Acquiror shall have received a Certificate of the President of Target which is to that effect, which certificate shall be in the form attached hereto as Exhibit "F".

	(c)	Agreements and Covenants.  Target and Lewis shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Parent and Acquiror shall have received a
Certificate of the President of Target to that effect, which certificate shall be in the form attached hereto as Exhibit "F".

	(d)	Consents Obtained.  All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by
Target for the  authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Target.

	(e)	Non-Competition Agreement - Lewis.  Parent and Lewis shall have executed the Lewis Agreement Not to Compete.

	(f)	Confidentiality Agreement - Lewis.  Parent and Lewis shall have executed the Lewis Confidentiality Agreement.

	(g)	Continuity of Interest Agreement.  Parent, Acquiror and Lewis shall have executed the Continuity of Interest Agreement.

	(h)	Registration Agreements.  Parent shall have delivered a Registration
Agreement to each of the persons receiving shares of Parent Common Stock hereunder.

	(i)	Opinion of Counsel.  Parent and Acquiror shall have received, from counsel for Target, an opinion substantially in the form attached hereto as Exhibit "G", dated as of the Closing Date.

	(l)	No Material Adverse Change.  There shall have been no material adverse change in the condition, financial or otherwise, of Target.

	Section 7.3. Additional Conditions to Obligation of Target. The obligation of Target to effect the Merger is also subject to fulfillment of all of the following conditions precedent, at or prior to the Effective Time:

	(a)	Representations and Warranties.  The representations and warranties of
Parent and Acquiror contained in the Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and Target shall have received a
Certificate of the President of Parent which is to that effect, which certificate shall be in the form attached hereto as Exhibit "H".

	(b)	Agreements and Covenants.  Parent and Acquiror shall have performed or complied in all material respects with all agreements and convenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Target shall have received a Certificate of the President of Parent which is to that effect, which certificate shall be in the form attached hereto as Exhibit "H".

	(c)	Consents Obtained.  All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by
Parent and Acquiror for the authorization, execution and delivery of this
Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Acquiror.

	(d)	Non-Competition Agreement - Lewis.  Parent and Lewis shall have executed the Lewis Agreement Not to Compete.

	(e)	Confidentiality Agreement - Lewis.  Parent and Lewis shall have executed the Lewis Confidentiality Agreement.

	(f)	Continuity of Interest Agreement.  Parent, Acquiror and Lewis shall have executed the Continuity of Interest Agreement.

	(g)	Registration Agreements.  Parent shall have delivered a Registration
Agreement to each of the persons receiving shares of Parent Common Stock hereunder.

	(h)	Opinion of Counsel.  Target shall have received from Newlan & Newlan, counsel for Parent and Acquiror, an opinion in substantially the form attached hereto as Exhibit "I", dated as of the Closing Date.

	(i)	No Material Adverse Change.  There shall have been no material adverse change in the condition, financial or otherwise, of Parent.

ARTICLE VIII.  INDEMNIFICATION

	Section 8.1. General Indemnification Covenants. Lewis shall indemnify, save and keep Parent and its affiliates, agents, attorneys, successors and permitted assigns (including the Surviving Corporation) (the "Parent Indemnitees"), harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, disbursements and expenses (collectively, the "Damages"), sustained or incurred by any of the Parent Indemnitees as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation or non-fulfillment of any agreement or covenant on the part of Target or Lewis, whether contained in this Agreement or the Merger Agreement or any exhibit or schedule hereto or thereto or any written statement or certificate furnished or to be furnished to Parent or Acquiror pursuant hereto or in any closing document delivered by Target or Lewis to Parent or Acquiror in connection herewith.

	Section 8.2. Tax Indemnity. (a) Lewis hereby agrees to pay, indemnify, defend and hold Parent and Acquiror harmless from and against any and all taxes of Target with respect to any period (or any portion thereof) up to and including the Effective Time, except for taxes of Target which are reflected as current liabilities for taxes that exist as of the Effective
Time ("Current Tax Liabilities") on the financial statements delivered to Parent and Acquiror hereunder, together with all reasonable legal fees, disbursements and expenses incurred by Parent and Acquiror in connection therewith.

	(b)	Lewis shall prepare and file, or cause to be prepared and filed, any tax return of Target required to be filed after the Effective Time and which relates to any period or portion thereof up to and including the
Effective Time.

	(c)	The indemnity provided for in this Section 8.2 shall be independent of any other indemnity provision hereof and, anything in this Agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statutes of limitation for the taxes referred to herein, and any taxes subject to the indemnification for taxes set forth in this Section
8.2 shall not be subject to the provisions of Sections 9.1 or 9.4 hereof.
Notwithstanding anything in this Agreement to the contrary, Lewis will not be obligated to indemnify Parent and Acquiror under any provision of this
Agreement, with respect to taxes or other liabilities that arise as a direct result of a failure of the Merger to qualify as a reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Code,
provided that Lewis is not in breach of any of his representations, covenants or agreements contained in the Continuity of Interest Agreement.

	Section 8.3. Release by Lewis. Lewis hereby releases and discharges Parent and Acquiror and each of its officers, directors, agents and attorneys from, and agree and covenant that, in no event, will Lewis commence any litigation or other legal or administrative proceeding against Parent, Acquiror or any of their officers, directors, agents or attorneys, whether in law or equity, relating to any and all claims and demands, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual or consequential, past, present and future, arising out of or in any way connected with his ownership of Target Common Stock prior to the Effective Time, other than claims or demands arising out of the transactions contemplated by this Agreement and the Merger Agreement.

ARTICLE IX.  TERMINATION, AMENDMENT AND WAIVER

	Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Target:

	(a)	By mutual consent of the Boards of Directors of Parent and Target.

	(b)	By either Parent or Target, if (i) the Merger shall not have been consummated by November 30, 1999 (the "Termination Date"); (ii) the requisite consent of the shareholders of Target to approve this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby shall not be obtained; (iii) any governmental or regulatory body, the consent of which is a condition to the obligations of Parent, Acquiror and Target to consummate the transactions contemplated hereby or by the Merger Agreement, shall have been unsuccessful, or (iv) any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

	Section 9.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Parent, Acquiror or Target or their respective officers or directors, except that nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

	Section 9.3. Expenses. Unless otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

	Section 9.4. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

	Section 9.5. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X.  GENERAL PROVISIONS

	Section 10.1. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall survive the Merger indefinitely.

	Section 10.2. Publicity. There shall be no public announcements with respect to the Merger made by Target. The right to publicize the execution of this Agreement and the Merger Agreement, as well as the consummation of the Merger, shall be that of Parent.

	Section 10.3. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(a)     If to Parent or Acquiror:

        USURF America, Inc.
        8748 Quarters Lake Road
        Baton Rouge, Louisiana 70809

        with copies to:

        Newlan & Newlan, Attorneys at Law
        819 Office Park Circle
        Lewisville, Texas 75057

(b)     if to Target or Lewis:

        Diggs W. Lewis, Jr.
        The Spinning Wheel, Inc.
        P.O. Box 3301
        Alpine, Wyoming 83128

        with copies to:

        Gregory Meacham, Esquire
        1970 East 17th Street
        Suite 103
        Idaho Falls, Idaho 83404

	Section 10.4. Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

	Section 10.5. Arbitration. Any dispute arising under this Agreement and/or the Merger Agreement, as well as any of the transactions contemplated hereby and thereby, shall be resolved by arbitration in Dallas, Texas, under the Rules of the American Arbitration Association, as then in effect. The determination and award of the arbitrator, which aware may include punitive damages, shall be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys' fees to the prevailing party.

	Section 10.6. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights.

	Section 10.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

	Section 10.8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

	Section 10.9. Assignability. This Agreement shall not be assignable by either party or by operation of law, except with the express written consent of each other party.

	Section 10.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts executed in and to be performed in such State.

	Section 10.11. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

	Section10.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

	IN WITNESS WHEREOF, Parent, Acquiror and Target, by their respective officers thereunto duly authorized, and Lewis have caused this Agreement to be executed as of the date first written above.

                               USURF AMERICA, INC.
ATTEST:

                               By: /s/ David M. Loflin
/s/ Waddell D. Loflin              David M. Loflin
Waddell D. Loflin                  President
Secretary

                               CYBERHIGHWAY, INC.
ATTEST:

                               By: /s/ Darrell Davis
/s/                                Darrell Davis
Secretary                          President

                               THE SPINNING WHEEL, INC.
ATTEST:                        d/b/a CyberHighway of Bear River Valley


                               By: /s/ Bridgett Stewart
/s/                                Bridgett Stewart
Secretary                          President


/s/ Diggs W. Lewis, Jr.
Diggs W. Lewis, Jr., individually


                                ACKNOWLEDGMENT

	The undersigned, a person having an ownership interest, a community property interest or otherwise, in the shares of capital stock of The Spinning Wheel, Inc., an Idaho corporation (Target), which shares are owned by Diggs W. Lewis, Jr. and the undersigned, hereby acknowledges that I have read the foregoing Agreement and Plan of Reorganization and that I understand each of the terms contained therein. In consideration of my obtaining an ownership interest, a community property interest or otherwise, in the capital stock of USURF America, Inc., a Nevada corporation (Parent), I hereby agree to be bound by the terms and conditions of the foregoing Agreement and Plan of Reorganization.

	Dated: October 26, 1999.

                                  /s/ Yvonne Lewis
                                  Yvonne Lewis